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                                                                    EXHIBIT 10.1

                             AMENDMENT TO AGREEMENT

         THIS AMENDMENT TO AGREEMENT (the "Amendment") is entered into effective as of the 6th day of September 2001, by and among Allied Automotive Group, Inc. ("Carrier") and UPS Autogistics, Inc. ("Customer").

         WHEREAS, Carrier and Ford Motor Company entered into that certain agreement later assigned to Customer, dated April 3, 1992, as amended from time to time, including the amendment dated August 1, 1999 (the "Prior Agreement"); and

         WHEREAS, Carrier and Customer entered into that certain Letter Agreement dated September 6, 2001, (the "Letter Agreement"); and

         WHEREAS, the parties now desire to revoke the terms and conditions of the Letter Agreement and to provide that the Prior Agreement is and has remained in full force and effect notwithstanding the terms and conditions of Letter Agreement; and

         WHEREAS, the parties desire to enter into this Amendment and to amend certain terms of the Prior Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


1. Carrier and Customer agree that the terms and conditions of the Letter Agreement are revoked and are of no force or effect and further agree that notwithstanding the terms of the conditions of the Letter Agreement, the Prior Agreement is deemed reinstated and is in full force and effect as amended hereby.

2. Commencing effective September 7, 2001, Carrier shall bill and Customer shall pay an administrative processing fee in an amount equal to $[XXX] per vehicle transported from all locations originating in the United States, and $[XXX] Canadian for all locations originating in Canada, provided that Carrier and Customer agree that the administrative processing fee shall be increased to $[XXX] per vehicle transported from all locations originating in the United States and $[XXX] Canadian for all locations originating in Canada immediately upon the removal of business transported by Carrier for Customer at (i) Edison, NJ and (ii) any of (a) [XXX], (b) [XXX], (c) [XXX], or (d) [XXX]. Customer agrees to process Carrier billings electronically and pay the administrative processing fee in accordance with the terms of the Prior Agreement. Carrier and Customer agree that the administrative processing fee shall not apply to (i) new locations not currently served by Carrier on behalf of Customer as of September 7, 2001, (ii) rail diversions occurring after September 7, 2001, or
(iii) new business rerouted to existing locations.


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3.       Notwithstanding the provisions of Section 2, Carrier will not charge any administrative processing fee for any vehicle transported in the following moves:

                                    [XXX]

4. Carrier agrees that Customer has the sole discretion for managing and designing the network, and Carrier does not have the right to increase the administrative processing fee or the underlying rates charged to Customer as a result of such management and design, other than the increase in the administrative processing fee as set forth in Section 2 of this Amendment.

5. The Prior Agreement, as amended hereby, shall terminate on (i) September 30, 2002 as to ramp locations and (ii) December 31, 2002 as to plant locations

6. Except as provided in Section 2 of this Amendment and this Section 6, the administrative processing fee and underlying rates charged to Customer shall not be subject to upward or downward adjustment prior to the termination dates specified in Section 5 hereof, except that Customer agrees to adjust rates based on fuel price fluctuations using the current fuel surcharge process.

7. Subject to the provisions of Section 7.8, Carrier agrees to comply by location with the following transit times and compliance percentages:

         7.1(a)   Shuttle: completed within twenty-four (24) hours, [XXX]
compliance; (b) Ramp to dealer: completed within forty-eight (48) hours; and
(c) Plant to dealer: completed within seventy-two (72) hours.

         7.2 Commencing September 6, 2001, [XXX] percent of Carrier's ramp and plant deliveries under this Amendment ("Deliveries") will be in compliance with the transit times set forth in Section 7.1(b) and (c). The remaining [XXX] percent will be made within an additional forty-eight (48) hours.

         7.3 Commencing January 1, 2002, [XXX] percent of Carrier's Deliveries will be in compliance with the transit times set forth in 7.1(b) and
(c). The remaining [XXX] percent will be made within an additional forty-eight
(48) hours.

         7.4 Commencing July 1, 2002, [XXX] percent of Carrier's Deliveries will be in compliance with the transit times set forth in 7.1 (b) and (c). The remaining [XXX] percent will be made within an additional forty-eight (48) hours.

         7.5 Commencing January 1, 2003, [XXX] percent of Carrier's Deliveries will be in compliance with the transit times set forth in 7.1 (b) and
(c). The remaining [XXX] percent will be made within an additional forty-eight
(48) hours.


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         7.6      Customer will notify Carrier if a corrective action plan is required due to Carrier's failure to comply with the standards specified in Sections 7.1, 7.2, 7.3, 7.4, or 7.5. Carrier must submit a corrective action plan within forty-eight (48) hours of such notification by Customer. Carrier shall have thirty (30) days from such notification ("Cure Period") in which to bring its performance into compliance with said standards. Customer may terminate the obligation of Carrier and Customer as to any location not in compliance at the end of the Cure Period. If Customer elects to so terminate, Customer will give Carrier seventy-five (75) days' prior written notice thereof. Carrier and Customer agree that, during any such seventy-five (75) day notice period, Customer and Carrier will continue fully to perform all of their respective obligations under this Amendment and Carrier will perform as to transit standards at levels no worse than those achieved prior to such corrective action plan during the Cure Period.

         7.7 Carrier may not increase the administrative processing fee or the underlying rates charged to Customer pursuant to the terms of this Amendment in the event Customer terminates the obligations of Customer and Carrier as to any location as a result of the breach by Carrier of Sections 7.1, 7.2, 7.3, 7.4, 7.5, or 7.6 of this Agreement.

         7.8 Customer agrees to continue to use commercially reasonable efforts to assist Carrier in achieving the performance standards set forth in Sections 7.1, 7.2, 7.3, 7.4, and 7.5, and to define reporting of performance acceptable to both parties, provided, however, Carrier bears the sole responsibility for achieving such performance standards, anything to the contrary in this Amendment notwithstanding. Customer agrees that Carrier shall not be in breach of this Section 7 to the extent acts or events or circumstances beyond the reasonable control of Carrier occur which prohibit compliance with this Section 7.

8. Quarterly financial reporting is required by Carrier to Customer to include at a minimum the following:

                  -        Borrowing Base Report.
                  - Unit volume by terminal in total for Ford broken out between shuttle and non-shuttle activity.
                  -        Ford Revenue by terminal by month.
                  - Quarterly status of turnaround plan, including initiatives and actual results of operations compared to plan
                  - Copy of amended or new loan agreements, including forbearance agreements and waivers.

Carrier will provide to Customer such monthly financial reports listed above to the extent available.

9. Either Carrier or Customer may terminate the obligation of Carrier to provide services on a location by location basis, without terminating the Prior Agreement, on seventy-five (75) days prior written notice, with or without cause. In the event all


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locations covered by the Prior Agreement are terminated, then the Prior
Agreement, as amended hereby, shall automatically be terminated and immediately be of no further force or effect. During such seventy-five (75) day period, Carrier may not increase or decrease the administrative processing fee or underlying rates charged and Customer and Carrier and will continue fully to perform their obligations under this Amendment. Any termination of the Prior Agreement, as amended hereby, shall not release either party from any obligation based on events that may have occurred before such termination.

10. The terms and conditions of the Prior Agreement, including the underlying rates and charges and locations served by Carrier, are in full force and effect, provided that the terms and conditions of this Amendment shall govern and control in the event of a conflict with the Prior Agreement.

11. Section 1 and Section 17 of the Prior Agreement are terminated and are of no further force or effect.

12. Section 10 of the Prior Agreement shall be amended to provide that (i) the vehicle quality performance standard shall be [XXX] during the term of the Prior Agreement, as amended hereby, (ii) the quality performance standards shall be applied on a location by location basis, and (iii) the cure period of Carrier shall be six (6) months following written notice of breach given by Customer to Carrier per location. Customer agrees to continue to use commercially reasonable efforts to assist Carrier in achieving the performance standards set forth in this Section 12, provided, however, Carrier bears the sole responsibility for achieving such performance standards, anything to the contrary in this Amendment notwithstanding.

13. Customer represents to Carrier that it has the right and authority to enter into this Amendment and to contract for the distribution of Ford Motor Company vehicles in accordance with the terms of this Amendment.

14. Customer and Carrier agree that Section 5 of the Prior Agreement shall be amended by deleting the third sentence of Section 5 and inserting the following in its place:

         "If, at any time during the term of this Agreement, forty percent (40%) or more of the capital stock or substantially all of the assets of Carrier shall be transferred, assigned, subcontracted, or sold to an unaffiliated entity ("Acquirer"), other than transfers or assignments to lenders in the ordinary course of business, Customer shall have the right (but not the obligation) for a period of thirty (30) days from the date of its receipt of written notice from Carrier that consummation of such transfer or sale has been effected, to terminate this Agreement in its entirety or with respect to any location affected by such Agreement. In the event Customer elects to terminate this Agreement pursuant to this Section 5, Customer and Carrier agree that such termination will be effective seventy-five (75) days following notice from Customer of its election to terminate this Agreement, and during such seventy-five (75) day period, Carrier may not increase or decrease the


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         administrative processing fee or underlying rates charged, and Customer and Carrier will continue to fully perform their obligations under this Agreement."

The remaining provisions of Section 5 shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this document this day of October, 2001, but effective as of the date first written above.


                                       ALLIED AUTOMOTIVE GROUP, INC.



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



                                       UPS AUTOGISTICS, INC.



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


---------------

[XXX] Represents material deleted per the Company's request for Confidential Treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.